SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of report (Date of earliest event reported): June 29, 1999

                             ISOLYSER COMPANY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Georgia
                 (State or Other Jurisdiction of Incorporation)

         0-24866                                       58-1746149
 (Commission File Number)                  (I.R.S. Employer Identification No.)

             4320 International Boulevard, Norcross, Georgia 30093
               (Address of Principal Executive Offices (Zip Code)

                                 (770) 806-9898
              (Registrant's Telephone Number, Including Area Code)


          (Former Name or Former Address, if Changed Since Last Report)

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Item 2.  Acquisition or Disposition of Assets

     On June 29, 1999, Isolyser Company, Inc. ("Isolyser") sold to Premier Products LLC ("Premier") all of the capital stock of its wholly-owned subsidiary, White Knight Healthcare, Inc., a manufacturer of a broad line of non-woven infectious control products and protective apparel marketed primarily to healthcare markets. Premier is not an "affiliate" of Isolyser within the meanings of the Securities Act of 1933, as amended. The purchase price payable for the stock was approximately $8.2 million. The purchase price was negotiated at arms' length.

Item 7.  Financial Statements and Exhibits

         (a)      Financial Statements of Businesses Acquired:

                  Not applicable.

         (b)      Pro Forma Financial Information:

                  The required unaudited pro forma financial information will be filed not more than sixty days after the date this current report must be filed.

         (c)      Exhibits:

                  2.1 Stock Purchase Agreement dated June 10, 1999, between Premier Products LLC and Isolyser Company, Inc.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be duly signed on its behalf by the undersigned hereunto duly authorized.


                             ISOLYSER COMPANY, INC.



                             By:  /s/ PETER A. SCHMITT
                                  ------------------------------------------
                                  Peter A. Schmitt, Executive Vice President
                                  and Chief Financial Officer


Dated:  July 8, 1999

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                                  EXHIBIT INDEX



EXHIBIT NO.      DESCRIPTION
-----------      -----------

2.1 Stock Purchase Agreement dated June 10, 1999, between Premier Products LLC and Isolyser Company, Inc.